UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 9, 2016

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 W. South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Public Offering

On September 9, 2016, Real Goods Solar, Inc. (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, as representative of the underwriters parties thereto (the “Representative”), and WestPark Capital, Inc. (together with the Representative, the “Underwriters”). Pursuant to the terms of the Underwriting Agreement, the Company will sell to the Underwriters an aggregate of 2,800 units (representing gross proceeds of $2,800,000) (each, a “Unit”), each Unit consisting of one share of the Company’s Series A 12.5% Mandatorily Convertible Preferred Stock, stated value $1,000.00 per share (the “Preferred Stock”) and convertible into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one Series H Warrant to purchase approximately 181.8181 shares of Common Stock (the “Warrants”). The purchase price for each Unit is $1,000.00.

The closing of the offering is expected to occur on September 14, 2016, subject to the satisfaction of certain customary closing conditions.

The Company will offer and sell the Units, the Preferred Stock and the Warrants issued as part of the Units, the Underwriter Warrant (as defined below), and the shares of Common Stock issuable upon conversion of the Preferred Stock and the exercise of the Warrants issued as part of the Units, pursuant to an effective registration statement on Form S-1 (File No. 333-211915).

The Company expects to receive net proceeds of approximately $2.2 million at the closing, after deducting commissions to the Underwriters and estimated offering expenses payable by the Company associated with the offering.

The Units will not be issued or certificated. The Preferred Stock will be issued in electronic form and the Warrants will be issued in physical form separately at the Closing and each may be transferred separately immediately thereafter. None of the Units, the Preferred Stock, the Warrants or the Underwriter Warrant will be listed on any national securities exchange or other trading market, and no trading market for the Units, the Preferred Stock, the Warrants or the Underwriter Warrant is expected to develop.

Terms of the Preferred Stock

Each Unit contains a share of Preferred Stock. The Company filed a certificate of designation of preferences, rights and limitations for the Preferred Stock with the Office of the Secretary of State of the State of Colorado on September 9, 2016 (the “Certificate of Designation”).

The Preferred Stock ranks senior to the Common Stock and all other classes of the Company’s capital stock with respect to dividends, redemption and distributions of assets upon liquidation, dissolution or winding up. Upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, before the payment of any amount to the holder of shares of junior stock, but pari passu with any parity stock, the holders of Preferred Stock are entitled to receive an amount equal to the stated value of the Preferred Stock (initially $1,000.00 per share) plus any accrued, but unpaid dividends thereon and all liquidated damages and other amounts then due and owing. If there are insufficient assets to pay in full such amounts, then the available assets shall be ratably distributed to the holders of Preferred Stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

The Preferred Stock will accrue cumulative dividends daily, on the basis of a 30-day month and a 360-day year, at the rate of 12.5% per annum. The Company is currently not permitted to pay cash dividends under the terms of the Colorado Business Corporations Act and the Company does not expect to be permitted to pay any cash dividends on the Preferred Stock under the terms of the Colorado Business Corporations Act. If the Company does not have funds legally available to pay cash dividends, such dividends accrete to and increase the outstanding stated value of the Preferred Stock. If the Preferred Stock remains outstanding after September 29, 2016, dividends will cease to accrue on such date if the Company meets certain equity conditions, as further described below. Any dividends that are not paid within three trading days following the applicable payment date, other than dividends that accrete to and increase the stated value, shall continue to accrue and shall incur a late fee at the rate of 18% per annum or the lesser maximum rate permitted by applicable law, which shall accrue daily from the applicable payment date through and including the date of actual payment in full.

The Preferred Stock is convertible at any time from and after the second trading day following issuance at the holder’s option into a number of shares of Common Stock equal to the then stated value divided by the conversion price in effect from time to time. Subject to the limitation described below, the Preferred Stock conversion price is initially equal to the lower of (i) $5.50 (the “Set Price”), or (ii) 87.5% of the lowest volume average weighted price for the Common Stock during the five trading days ending on, and including, the date the holder gives notice to the Company of the holder’s intent to convert the share of Preferred Stock. The Set Price is also subject to adjustment for stock splits, stock dividends, distributions of Common Stock or securities convertible, exercisable or exchangeable for Common Stock, subdivisions, combinations and reclassifications. Further, if the Company in the future, among other things, sells or grants securities or rights to acquire shares of Common Stock (other than certain exempt issuances) at an effective price per share that is lower than the then Set Price, the then Set Price shall be reduced to such lower price subject to the limitation described below. Issuance of shares of Common Stock upon conversion of the Preferred Stock will dilute the ownership of existing holders of the Common Stock.

The Preferred Stock is subject to mandatory conversion by the Company effective on September 29, 2016 if certain equity and other conditions set forth in the Certificate of Designation are satisfied. If all of the equity conditions are satisfied other than the requirement that the Company is able to issue shares of Common Stock upon mandatory conversion of the Preferred Stock without triggering the beneficial ownership limitation described below, then the Company may convert shares of Preferred Stock in the maximum amount permitted and the balance of the Preferred Stock will remain outstanding, the dividends will cease to accrue and the dilution protection described above and certain negative covenants become null and void and of no further force and effect. In the event of a mandatory conversion, the conversion price of the Preferred Stock will be the lesser of: (i) the then Set Price, and (ii) 75% of the lowest volume weighted average price for the Common Stock during the five trading days ending on, and including, September 29, 2016.

In addition, on the earlier of (a) the redemption or repayment in full of the Company’s senior secured convertible notes due April 1, 2019 (the “Notes”), and (b) the maturity date of the Notes, the then Set Price shall be reduced, and only reduced, to the lower of: (i) the then Set Price; and (ii) 100% of the volume weighted average price for the Common Stock on such date.

In no event may the conversion price of the Preferred Stock, whether in the case of a voluntary conversion or a mandatory conversion, be less than $1.10.

A holder of Preferred Stock may not convert shares of Preferred Stock and the Company may not issue shares of Common Stock under the Preferred Stock if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 9.99% of the outstanding shares of the Common Stock. At each holder’s option, the cap may be increased or decreased to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to the Company.

With certain exceptions, as described in the Certificate of Designation, the Preferred Stock has no voting rights. As long as any shares of Preferred Stock remain outstanding, however, the Company may not, without the affirmative vote of holders of a majority of the then outstanding shares of Preferred Stock: (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation; (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon liquidation, dissolution or winding up senior to, or otherwise pari passu with, the Preferred Stock; (c) amend the Company’s articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Preferred Stock; (d) increase the number of authorized shares of Preferred Stock; or (e) enter into any agreement with respect to any of the foregoing.

The holders of the Preferred Stock are entitled to acquire the Company’s securities or rights to purchase the Company’s securities or property granted, issued or sold pro rata to the holders of its Common Stock on an “as if converted to Common Stock” basis. The holders of the Preferred Stock are entitled to receive any dividend or other distribution of the Company’s assets (or rights to acquire its assets) declared or made to holders of its Common Stock on an “as if converted to Common Stock” basis. If triggered, these rights are expected to reduce the pro rata share of any such purchase, dividend or distributions rights available to existing holders of the Common Stock.

The Certificate of Designation prohibits the Company from entering into transactions constituting a “fundamental transaction” (as defined in the Certificate of Designation) unless the successor entity assumes all of the Company’s obligations under the Preferred Stock and the other transaction documents in a written agreement approved by the “required holders” of the Preferred Stock. The definition of “fundamental transactions” includes, but is not limited to, mergers, a sale of all or substantially all our assets, certain tender offers and other transactions that result in a change of control.

So long as any Preferred Stock is outstanding, without the consent of holders of at least 51% of the stated value of the then outstanding Preferred Stock, the Company may not (a) amend its charter documents in any manner that materially and adversely affects any rights of the holders of Preferred Stock, (b) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimus number of shares of its Common Stock and other junior securities, subject to certain exceptions, (c) pay cash dividends or make distribution on junior securities, (d) enter into certain affiliate transactions, and (e) enter into any agreement with respect to any of the foregoing.

The description of the Certificate of Designation is qualified in its entirety by reference to the Certificate of Designation which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Terms of the Warrants

Each Unit contains a Warrant to purchase approximately 181.8181 shares of Common Stock. The Warrants will be exercisable immediately after issuance and will expire five years following the date of issuance. The initial exercise price of the Warrants is $5.50 per share, subject to adjustments for stock splits and similar events.

The exercise price of the Warrant is subject to resetting at the earlier to occur of: (a) the repayment in full of the Notes, and (b) the maturity date of the Notes (the “Adjustment Date”). If on the Adjustment Date the exercise price of the Warrants exceeds 85% of the lowest volume weighted average price of the Common Stock for the five trading days ending on, but including, the Adjustment Date, the exercise price will be reset to such lower price. Under certain circumstances, the holders of the Warrants may elect to exercise the Warrants through a cashless exercise, in which case the holders will receive upon such exercise the “net number” of shares of Common Stock determined according to the formula set forth in the Warrant and the Company will not receive the exercise price. A holder may not exercise a H Warrant and the Company may not issue shares of Common Stock under the Warrants if, after giving effect to the exercise or issuance, the holder together with its affiliates would beneficially own in excess of 9.99% of the outstanding shares of Common Stock. At each holder’s option, the cap may be increased or decreased to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to the Company.

The holders of the Warrants are entitled to acquire options, convertible securities or rights to purchase the Company’s securities or property granted, issued or sold pro rata to the holders of its Common Stock on an “as if exercised for Common Stock” basis. The holders of the Warrants are entitled to receive any dividend or other distribution of the Company’s assets (or rights to acquire its assets), at any time after the issuance of the Warrants, on an “as if exercised for Common Stock” basis. If triggered, these rights are expected to reduce the pro rata share of any such purchase, dividend or distributions rights available to existing holders of the Common Stock. The Warrants prohibit the Company from entering into transactions constituting a “fundamental transaction” (as defined in the Warrants) unless the successor entity assumes all of the Company’s obligations under the Warrants and the other transaction documents in a written agreement approved by the “required holders” of the Warrants. The definition of “fundamental transactions” includes, but is not limited to, mergers, a sale of all or substantially all our assets, certain tender offers and other transactions that result in a change of control.

The description of the Warrant is qualified in its entirety by reference to the form of Warrant which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Underwriters and the Underwriting Agreement

Pursuant to the terms of the Underwriting Agreement, the Company will allow the Underwriters a discount equal to 7% of the per Unit gross proceeds. The Underwriters may re-allow some or all of such discount to other dealers who participate in the distribution of the offering. The Company has agreed to reimburse the Representative for expenses on a non-accountable basis in the amount of 2% of the gross proceeds of the offering, plus an amount up to $75,000 as reimbursement for legal fees and disbursements incurred in the course of qualifying the offering with certain regulatory agencies, and for certain additional fees and expenses actually incurred.

In addition, the Company has agreed to issue to the Representative a warrant to purchase up to an aggregate of 5% of the aggregate number of Units sold in the offering at an exercise price of  $1,000 per Unit (the “Underwriter Warrant”). The Underwriter Warrant will have similar terms as the Series H Warrants, except that (i) the Underwriter Warrant is exercisable to purchase Units rather than Common Stock, (ii) the Underwriter Warrant is exercisable through a cashless exercise regardless of whether the Units issuable upon exercise of the Underwriter Warrant are covered by a registration statement under the Securities Act, (iii) the exercise price is not subject to adjustment, (iv) certain covenants in the Series H Warrants have been removed in the Underwriter Warrant, (v) the initial beneficial ownership limitation is set at 4.99% rather than 9.99% and (vi) pursuant to FINRA Rule 5110(g), the Underwriter Warrant and the underlying securities are not transferable for 6 months from the date of issuance, except the transfer of any security:

•	by operation of law or by reason of reorganization of the Company;

•	to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period;
•	if the aggregate amount of securities of the Company held by the holder of the Underwriter Warrant or related persons do not exceed 1% of the securities being offered;
•	that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or
•	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

The Company has also agreed to give the Representative a right of first refusal to act as the Company’s agent in any subsequent financing for six months following the offering.

Under the terms of the Underwriting Agreement, the Company may not (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, or (iii) file any registration statement with the SEC relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for 90 days after the date of the Underwriting Agreement without first obtaining the written consent of the Representative. However, the Company may issue securities during the 90 day lock-up period in connection with (i) the issuance of Common Stock upon the exercise of options or warrants or the conversion of outstanding preferred stock or other outstanding convertible securities disclosed as outstanding in the registration statement for the offering, (ii) the issuance of employee stock options not exercisable during the 90-day lock-up period and the grant of restricted stock awards or restricted stock units or shares of Common Stock pursuant to equity incentive plans described in the registration statement for the offering, (iii) the filing of any registration statement on Form S-8 relating to an equity incentive plans described in the registration statement for the offering, (iv) up to 250,000 shares of Common Stock to the lender, or any successor thereto, who is a party to any revolving credit facility outstanding prior to the date of the underwriting agreement, or (v) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the Company’s disinterested directors, subject to certain exceptions.

Additionally, the Company has agreed to indemnify each underwriter, its affiliates, directors, officers, employees and any person who controls such underwriter within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make because of those liabilities. The Underwriting Agreement also contains customary representations, warranties, covenants, closing conditions and indemnities.

Each of the Underwriters has served as placement agent for the Company in connection with prior securities offerings. In connection with such prior offerings, the Company has paid cash compensation, reimbursed expenses and issued to the Underwriters or to their respective affiliates warrants to purchase shares of Common Stock. As of the date of this Current Report on Form 8-K, the Representative or its affiliates collectively hold warrants to purchase 42,325 shares of Common Stock and WestPark Capital, Inc. or its affiliates collectively hold warrants to purchase 6,879 shares of Common Stock.

The descriptions of the Underwriting Agreement and the Underwriter Warrant is qualified in its entirety by reference to the Underwriting Agreement and the Underwriter Warrant which are filed as Exhibits 1.1 and 4.2, respectively, to this Current Report on Form 8-K.

Lock-Up Agreement

One of the closing conditions under the Underwriting Agreement is that the Company’s directors, officers, and 10% shareholders enter into a Lock-Up Agreement pursuant to which they will agree, for a period of 90 days after the closing of the offering, not to offer, sell or otherwise dispose of any shares of Common Stock or “Common Stock Equivalents” (as defined in the Underwriting Agreement), or take certain other actions with respect to the Company’s securities.

The description of the Lock-Up Agreement is qualified in its entirety by reference to the form of Lock-Up Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Disclaimers of Representations and Warranties

The representations and warranties of the Company and its subsidiaries contained in the Underwriting Agreement have been made solely for the benefit of the parties thereto. In addition, such representations and warranties: (i) have been made only for purposes of such documents; (ii) in some cases, have been qualified by documents filed with, or furnished to, the Securities and Exchange Commission by the Company before the date of the Underwriting Agreement; (iii) are subject to materiality qualifications contained therein which may differ from what may be viewed as material by investors; (iv) were made only as of the date of the Underwriting Agreement or such other date as is specified in such documents; and (v) have been included in the Underwriting Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts.

Accordingly, the Underwriting Agreement is included with this filing only to provide investors with information regarding the terms of such documents, and not to provide investors with any other factual information regarding the Company, its subsidiaries or their respective business. You should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Underwriting Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and its subsidiaries that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements, registration statements and other documents that the Company files with the Securities and Exchange Commission.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “may,” “believe,” “will,” “should,” “would” or comparable terminology or by discussions of strategy. While the Company believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, the Company’s ability to close the offering described herein, whether holders of the Preferred Stock will convert, whether the holders of the Warrants will exercise them for cash and other risks and uncertainties included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no duty to update any forward-looking statements.

Item 3.03.  Material Modification to Rights of Security Holders.

The disclosures set forth above under Item 1.01 are incorporated by reference herein. The Company has not yet issued any of the securities described above under Item 1.01.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed the Certificate of Designation with the Office of the Secretary of State of the State of Colorado on September 9, 2016 to create the Preferred Stock pursuant to authority granted to the Company’s board of directors under the Company’s Articles of Incorporation. The terms of the Certificate of Designation and the Preferred Stock are set forth above under Item 1.01 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 9, 2016, between Real Goods Solar, Inc., Roth Capital Partners, LLC and WestPark Capital, Inc.

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A 12.5% Mandatorily Convertible Preferred Stock

4.1	Form of Series H Warrant (Incorporated by reference to Exhibit 4.17 to Amendment No. 5 to Real Goods Solar’s Registration Statement on Form S-1 filed September 7, 2016 (Commission File No. 333-211915))

4.2	Form of Underwriter Warrant (Incorporated by reference to Exhibit 4.19 to Amendment No. 3 to Real Goods Solar’s Registration Statement on Form S-1 filed August 25, 2016 (Commission File No. 333-211915))

4.3	Form of Real Goods Solar Series A 12.5% Mandatorily Convertible Preferred Stock Certificate (Incorporated by reference to Exhibit 4.18 to Amendment No. 3 to Real Goods Solar’s Registration Statement on Form S-1 filed August 25, 2016 (Commission File No. 333-211915))

10.1	Form of Lock-Up Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine
Principal Financial Officer and General Manager, Operations

Date: September 12, 2016

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 8, 2016, between Real Goods Solar, Inc. and Roth Capital Partners

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A 12.5% Mandatorily Convertible Preferred Stock

4.1	Form of Series H Warrant (Incorporated by reference to Exhibit 4.17 to Amendment No. 5 to Real Goods Solar’s Registration Statement on Form S-1 filed September 7, 2016 (Commission File No. 333-211915))

4.2	Form of Underwriter Warrant (Incorporated by reference to Exhibit 4.19 to Amendment No. 3 to Real Goods Solar’s Registration Statement on Form S-1 filed August 25, 2016 (Commission File No. 333-211915))

4.3	Form of Real Goods Solar Series A 12.5% Mandatorily Convertible Preferred Stock Certificate (Incorporated by reference to Exhibit 4.18 to Amendment No. 3 to Real Goods Solar’s Registration Statement on Form S-1 filed August 25, 2016 (Commission File No. 333-211915))

10.1	Form of Lock-Up Agreement